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                                                                    EXHIBIT 16.1


December 16, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We have read the statements made by AltaVista (copy attached), which we understand will be filed with the Commission, pursuant to Item 11 (i) of Form S-1 as part of the Company's Registration Statement on Form S-1 dated December 17, 1999. We agree with the statements concerning our Firm in such Form S-1.




Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California